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                                                               Exhibit 99.g(iii)

           SECOND AMENDMENT TO AMENDED AND RESTATED CUSTODIAN CONTRACT

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CUSTODIAN CONTRACT (the "Amendment") is made and entered into as of December 10, 2003 by and among HARTFORD SERIES FUND, INC. ("Client"), a Maryland corporation, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

                                   WITNESSETH:

     WHEREAS, Client and State Street are parties to that certain Custodian Contract amended and restated as of August 29, 2002 and amended as of October 31, 2003 (the "Agreement"); and

     WHEREAS, Client and State Street desire to amend and supplement the Agreement upon the following terms and conditions.

     NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and State Street hereby agree that the Agreement is amended and supplemented as follows:

1. The first paragraph of Section 1 is restated in its entirety to read as follows:

     The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolios desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Articles of Incorporation. The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of capital stock of the Fund representing interests in the Portfolios, ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 6 hereof) including, without limitation, Portfolio property (i) held by Special Sub-Custodians (as such term is defined in Section 5A hereof), or (ii) delivered or otherwise removed from the custody of the Custodian pursuant to Special Instructions (as such term is defined in Section 6 hereof).

2. Section 2.2(15) of the Agreement is re-numbered as Section 2.2(16) and the following provision is added to the Agreement as Section 2.2(15):

     Upon the sale or other delivery of such securities (including, without limitation, to one or more (a) Special Sub-Custodians or (b) additional custodians appointed by the Fund, and communicated to the Custodian from time to time via a writing duly executed by an authorized officer of the Fund, for the purpose of engaging in repurchase agreement transaction(s), each a "REPO CUSTODIAN") and prior to receipt of payment therefor, as set forth in written Proper Instructions (such delivery in advance of payment, along with payment in advance of delivery made in accordance with Section 2.7(7), as applicable, shall each be referred to herein as a "FREE TRADE"), provided that such Proper Instructions shall set forth (a) the securities of the Portfolio to be delivered and (b) the person or persons to whom delivery of such securities shall be made;

3. Section 2.7(7) of the Agreement is re-numbered as Section 2.7(8) and the following provision is added to the Agreement as Section 2.7(7):

     Upon the purchase of domestic investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), and prior to receipt of such investments, as set forth in written Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with Section 2.2(15), as applicable, shall each be referred to herein as a "FREE TRADE"), provided that such Proper Instructions shall also set forth (a) the amount of such payment and (b) the person(s) to whom such payment is made;

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4.   Section 4.4(1)(l) of the Agreement is re-numbered as Section 4.4(1)(m) and the following provision is added to the Agreement as Section 4.4(1)(l):

     upon the sale or other delivery of such foreign securities (including, without limitation, to one or more Special Sub-Custodians or Repo Custodians) as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the foreign securities to be delivered and (B) the person or persons to whom delivery shall be made;

5. Section 4.4(2)(h) of the Agreement is re-numbered as Section 4.4(2)(i) and the following provision is added to the Agreement as Section 4.4(2)(h):

     upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person or persons to whom payment shall be made;

6.   The following provision is hereby added to the Agreement as Section 5A:

     SECTION 5A.  SPECIAL SUB-CUSTODIANS

     Upon receipt of Special Instructions (as such term is defined in Section 6 hereof), the Custodian shall, on behalf of one or more Portfolios, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a sub-custodian for purposes of effecting such transaction(s) as may be designated by the Fund in Special Instructions. Each such designated sub-custodian is referred to herein as a "SPECIAL SUB-CUSTODIAN." Each such duly appointed Special Sub-Custodian shall be listed on Schedule A hereto, as it may be amended from time to time by the Fund, with the acknowledgment of the Custodian. In connection with the appointment of any Special Sub-Custodian, and in accordance with Special Instructions, the Custodian shall enter into a sub-custodian agreement with the Company and the Special Sub-Custodian in form and substance approved by the Fund, provided that such agreement shall in all events comply with the terms and provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement.

7. The following paragraphs are added to the Agreement at the end of Section 6, and Section 6 is re-titled "Proper Instructions and Special Instructions":

     "SPECIAL INSTRUCTIONS," as such term is used throughout this Agreement, means Proper Instructions countersigned or confirmed in writing by the Treasurer of the Fund or any other person designated in writing by the Treasurer of the Fund, which countersignature or confirmation shall be (a) included on the same instrument containing the Proper Instructions or on a separate instrument clearly relating thereto and (b) delivered by hand, by facsimile transmission, or in such other manner as the Fund and the Custodian agree in writing.

     Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, the Fund shall deliver to the Custodian, duly certified by the Fund's Treasurer or Assistant Treasurer, a certificate setting forth: (i) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund and (ii) the names, titles and signatures of those persons authorized to give Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

8.   The following paragraph is added to the Agreement at the end of Section 14:

     Except as may arise from the Custodian's own negligence or willful misconduct, the Fund shall indemnify and hold the Custodian harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against the Custodian
     (a) acting in accordance with any Proper Instruction or Special Instruction including, without limitation, any Proper Instruction with

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     respect to Free Trades including, but not limited to, cost, expense, loss, damage, liability, tax, charge, assessment or claim resulting from (i) the failure of the applicable Portfolio to receive income with respect to purchased investments, (ii) the failure of the applicable Portfolio to recover amounts invested on maturity of purchased investments, (iii) the failure of the Custodian to respond to or be aware of notices or other corporate communications with respect to purchased investments, or (iv) the Custodian's reliance upon information provided by the Fund, the Fund's counterparty(ies) or the agents of either of them with respect to Fund property released, delivered or purchased pursuant to either of Section 2.2(15) or Section 2.7(7) hereof, or (b) for the acts or omissions of any Special Sub-Custodian.

9. General Provisions. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

HARTFORD SERIES FUND, INC.              STATE STREET BANK AND TRUST
                                        COMPANY

By: /s/ David M. Znamierowski           By: /s/ Kenneth A. Bergeron
    ---------------------------------       ------------------------------------

Name:    David M. Znamierowski          Name: Kenneth A. Bergeron
      --------------------------------        ----------------------------------

Title:   President                      Title: Senior Vice President
       ------------------------------          --------------------------------

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                                   SCHEDULE A

                            Dated: December 10, 2003

                                       to

   Amendment to Amended and Restated Custodian Contract dated August 29, 2002 between Hartford Series Fund, Inc. and
                       State Street Bank and Trust Company


TRI-PARTY REPO CUSTODIAN BANKS               ACCOUNT NUMBERS
------------------------------               ---------------
The Bank of New York

JPMorgan Chase Bank


Authorized Signatures:

HARTFORD SERIES FUND, INC.              STATE STREET BANK AND TRUST
                                        COMPANY

By: /s/ David M. Znamierowski           By: /s/ Kenneth A. Bergeron
    ---------------------------------       ------------------------------------
         David M. Znamierowski                  Kenneth A. Bergeron
Title:   President                      Title:
       ------------------------------          ---------------------------------

Date:    December 10, 2003              Date:
      -------------------------------            -------------------------------